Credit Suisse Global Fixed Income Fund
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended October 31, 2004


Portfolio:			Credit Suisse Global Fixed Income Fund


Security:			Centex Corp.


Date Purchased:			04/28/2004


Price Per Share:		$99.86


Shares Purchased
by the Portfolio *:		200,000


Total Principal Purchased
by the Portfolio *:		$199,724


% of Offering Purchased
by the Portfolio:		.06000%


Broker:				Salomon Brothers


Member:				CS First Boston




Portfolio:			Credit Suisse Global Fixed Income Fund


Security:			Encana Corp. Yankee


Date Purchased:			07/28/2004


Price Per Share:		$99.12


Shares Purchased
by the Portfolio *:		225,000


Total Principal Purchased
by the Portfolio *:		$223,027


% of Offering Purchased
by the Portfolio:		.03000%


Broker:				Lehman Brothers, Inc.


Member:				CS First Boston




Portfolio:			Credit Suisse Global Fixed Income Fund


Security:			General Electric


Date Purchased:			10/26/2004


Price Per Share:		$99.75


Shares Purchased
by the Portfolio *:		185,000


Total Principal Purchased
by the Portfolio *:		$184,538


% of Offering Purchased
by the Portfolio:		.02000%


Broker:				JP Morgan Chase


Member:				CS First Boston




Portfolio:			Credit Suisse Global Fixed Income Fund


Security:			Collins & Aikman Products 144A


Date Purchased:			08/17/2004


Price Per Share:		$99.75


Shares Purchased
by the Portfolio *:		100,000


Total Principal Purchased
by the Portfolio *:		$99,750


% of Offering Purchased
by the Portfolio:		.02000%


Broker:				Jeffries & Co., Inc.


Member:				CS First Boston




Portfolio:			Credit Suisse Global Fixed Income Fund


Security:			Echostar DBS Corp., 144A


Date Purchased:			09/20/2004


Price Per Share:		$99.10


Shares Purchased
by the Portfolio *:		115,000


Total Principal Purchased
by the Portfolio *:		$113,965


% of Offering Purchased
by the Portfolio:		.01000%


Broker:				Banc of America

Member:				CS First Boston